EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 8, 2004, appearing in the Annual Report on Form 10-K of Infinity, Inc. for the year ended December 31, 2003 in this Registration Statement on Form S-8.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
July 15, 2004